EXHIBIT 99.2

Perma-Fix Completes Sale of Fort Lauderdale Facility for $5.5 Million;
Announces Definitive Agreement to Sell Orlando Facility for $2.0 Million

ATLANTA – August 16, 2011 – Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced it has completed the sale of Perma-Fix of Ft. Lauderdale, Inc. ("PFFL") for approximately $5.5 million subject to certain working capital adjustments.  Additionally, the company announced it has signed a definitive agreement to sell Perma-Fix of Orlando, Inc. (“PFO”) for $2.0 million subject to certain working capital adjustments.  The closing of the sale of PFO is subject to certain conditions being met.  Both PFFL and PFO had been previously classified as discontinued operations.

Dr. Louis F. Centofanti, Chairman and Chief Executive Officer, stated, “We believe that our strategy to sell the industrial facilities and focus on nuclear services will be successful. We are generating very strong cash flow from our nuclear operations, which has enabled us to reduce debt and strengthen the balance sheet.  The sale of our Fort Lauderdale facility for $5.5 million, subject to certain adjustments, further improves our liquidity and upon closing of the sale of our Orlando facility, we expect to receive an additional $2.0 million, subject to certain working capital adjustments, which we expect to complete in the fourth quarter of 2011.”

On October 6, 2010, Perma-Fix’s Board of Directors authorized the divestiture of the company’s three remaining operations within the Industrial Segment.  The decision to sell these remaining three operations within the Industrial Segment is based on the company’s belief that its Nuclear Segment represents a sustainable long-term growth driver for the business.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company's increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including the Department of Energy ("DOE"), the Department of Defense ("DOD"), and nuclear utilities. The Company's industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the Company operates seven waste treatment facilities.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “estimates”, “projects”, and similar expressions.  Forward-looking statements include, but are not limited to: successful strategy and completion of the sale of PFO within the fourth quarter of 2011. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, economic conditions; industry conditions; and certain conditions relating to the sale of PFO being met. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:
David K. Waldman and Klea Theoharis-US Investor Relations
Crescendo Communications, LLC
 (212) 671-1021

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316